EXHIBIT 99.1


                         Report of Independent Auditors


The Board of Directors and Stockholders
Price Enterprises, Inc.

We have audited the accompanying statements of revenue over specific operating expenses of the Sacramento Office Complex (the "Complex") for the year ended December 31, 1997 and the period from August 15, 1996 through December 31, 1996. The statements are the responsibility of the Complex's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenue over specific operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Price Enterprises, Inc. as described in Note 2, and is not intended to be a complete presentation of the Complex's revenue and expenses.

In our opinion, the statements of revenue over specific operating expenses referred to above present fairly, in all material respects, the revenue over specific operating expenses of the Complex, as described in Note 2, for the year ended December 31, 1997 and the period from August 15, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.




                                       /s/ Ernst & Young LLP

San Diego, California
June 24, 1998


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


                            Sacramento Office Complex

             Statements of Revenue Over Specific Operating Expenses
                                 (In Thousands)



                                             Three Months                             Period from
                                            Ended March 31,           Year Ended    August 15, 1996
                                      -------------------------      December 31,       through
                                         1998             1997           1997      December 31, 1996
                                      ---------------------------------------------------------------
                                               (Unaudited)
Revenue
Rental revenues                          $1,080          $1,076          $4,518          $1,739

Specific Operating Expenses
Operating and maintenance                   124             111             499             148
Property taxes                               53              51             215              59
                                         ------          ------          ------          ------
                                            177             162             714             207
                                         ------          ------          ------          ------

Excess of Revenue over Specific
   Operating Expenses                    $  903          $  914          $3,804          $1,532
                                         ======          ======          ======          ======



See accompanying notes.

                            Sacramento Office Complex

                       Notes to Statements of Revenue Over
                           Specific Operating Expenses


1.   Acquisition and Significant Accounting Policies

Organization

Price Enterprises, Inc. (the "Company") acquired the Sacramento Office Complex (the "Complex") on May 1, 1998 from Ivanhoe-Bradshaw L.L.C. ("Ivanhoe-Bradshaw"), a California limited liability company controlled by Sol Price. Sol Price is a significant stockholder of the Company and the father of Robert E. Price, the Company's Chairman of the Board. Sol Price acquired his interest in Ivanhoe-Bradshaw on August 15, 1996. The Complex is a four building, 300,000 rentable square-foot office complex located in Sacramento, California which was completed and commenced operations in 1995.

Rental Income

Rental income is recorded on a straight-line basis over the lives of the tenant leases.

Use of Estimates

The preparation of the Complex's statements of revenue over specific operating expenses requires management to make estimates and assumptions that affect the reported amounts of revenue and specific operating expenses during the reporting period. Due to uncertainties inherent in the estimation process, it is possible that actual results could differ from these estimates.

2.   Basis of Presentation

The statements of revenue over specific operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Price Enterprises, Inc. and are not intended to be a complete presentation of the Complex's revenue and expenses. The statements of revenue over specific operating expenses exclude depreciation, amortization and certain other expenses of the Complex which are not comparable with the future operations of the Complex.

In the opinion of management, the unaudited financial information contains all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the statements of revenue over specific operating expenses of the Complex.

Property taxes have not been adjusted to reflect the estimated reassessed value of the Complex after acquisition by the Company.

                            Sacramento Office Complex

                       Notes to Statements of Revenue Over
                           Specific Operating Expenses
                                   (continued)


2.   Basis of Presentation (continued)

The statements contain no provision for income taxes because the Company intends to qualify as a real estate investment trust ("REIT") under both Federal and state statutes. A REIT is not taxed on income distributed to its stockholders, and the Company plans to distribute substantially all of its taxable income to its stockholders.

3.   Rental Income

The Complex is leased to tenants under noncancellable operating leases with remaining terms ranging from eight to 16 years. The leases contain provisions for predetermined fixed increases in rent and require the tenants to reimburse the owner for substantially all operating expenses in excess of the base year operating expenses of the property.

Future minimum rental income due under the terms of the operating leases is as follows (in thousands):

                    1998                        $ 4,292
                    1999                          4,483
                    2000                          4,628
                    2001                          4,767
                    2002                          4,905
                    Thereafter                   25,407

The following tenants accounted for greater than 10% of total revenue in 1997 (in thousands):

                                                      Revenue
                                                     ---------

         Level One                                    $ 2,155
         AT&T Wireless                                  1,296
         AT&T Cellular One                                472


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